CALCULATION AGENCY AGREEMENT

                                     BETWEEN

                         CAROLINA POWER & LIGHT COMPANY

                                       AND

                            THE CHASE MANHATTAN BANK

                          Dated as of October 28, 1999


         CAROLINA POWER & LIGHT COMPANY, a North Carolina corporation (the "Company"), has authorized the issuance of $500,000,000 aggregate principal amount of its Extendible Notes due October 28, 2009 (the "Notes").

         The Company proposes to issue the Notes under and pursuant to the terms of its Indenture (For Debt Securities) (the "Indenture"), dated as of October 28, 1999, between the Company and The Chase Manhattan Bank, in its capacity as trustee (the "Trustee") and the Officer's Certificate, dated as of October 28, 1999, relating to the Notes (the "Officer's Certificate"), a copy of which is attached hereto.

         Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Indenture, as supplemented by the Officer's Certificate and the Notes.

         As more particularly set forth in the Officer's Certificate, the Notes are to bear interest (i) during the Initial Spread Period at a rate that will be reset monthly equal to the one month LIBOR plus a spread of .33%, and (ii) during each Subsequent Spread Period, either at a floating interest rate or at a fixed interest rate.

         For the purpose of providing for an agent of the Company (in such capacity, the "Rate Agent") to calculate the LIBOR and the interest rate applicable to the Notes in the event that the Notes are in Floating Rate Mode, as specified and described in the Officer's Certificate, the Company and The Chase Manhattan Bank, a banking corporation organized under the laws of the State of New York, hereby agree as follows:

         Section 1. Appointment of Rate Agent. The Company hereby appoints The Chase Manhattan Bank as rate agent (the "Rate Agent") of the Company with respect to the Notes when such Notes are in Floating Rate Mode, and the Rate Agent hereby accepts its appointment in such capacity and its obligations as set forth in this Agreement upon the terms and conditions set forth herein.

         Section 2. Calculation of LIBOR and Interest Rate and Other Duties of the Rate Agent. If the Notes are reset to the Floating Rate Mode for a Subsequent Spread Period, as determined by the Company and the Remarketing Agent pursuant to the Officer's Certificate and
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the Notes, the Rate Agent shall determine LIBOR and the interest rate on the
Notes for any Interest Reset Period in the manner set forth in the Officer's Certificate. The Company shall (a) promptly following each Duration/Mode Determination Date, notify the Rate Agent whether the Notes will be reset to the Floating Rate Mode during the ensuing Subsequent Spread Period and, if the Notes are to be reset to the Floating Rate Mode during such Subsequent Spread Period, the first day of the Subsequent Spread Period and all other terms (other than the applicable Spread) to be applicable to the Notes during such Subsequent Spread Period, and (b) promptly following the Spread Determination Date, notify the Rate Agent of the Spread applicable during the next ensuing Subsequent Spread Period. The Rate Agent shall notify the Company, the Trustee (unless the Rate Agent also then serves as the Trustee) and The Depository Trust Company (if the Notes are then held in global form and The Depository Trust Company is depository) of such LIBOR and interest rate as soon as practicable after the determination thereof but in no event later than the second Business Day of the relevant Interest Reset Period. The Rate Agent shall perform such other actions and undertake such other duties of the Rate Agent as are expressly set forth in the Officer's Certificate to be performed or undertaken by the Rate Agent, including but not limited to providing investors, upon request, with LIBOR and interest rate on the Notes for the then current and preceding Interest Reset Periods.

         Section 3. Fees and Expenses. The Rate Agent shall be entitled to such compensation for its services under this Agreement as may be agreed upon with the Company annually, and the Company shall pay such compensation and shall reimburse the Rate Agent for all reasonable expenses and disbursements incurred or made by the Rate Agent in connection with the services rendered by it under this Agreement (including legal fees and expenses).

         Section 4. Rights and Liabilities of Rate Agent. All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of this Agreement or the provisions of the Officer's Certificate relating to the calculation and payment of interest on the Notes, whether by the reference banks (or any of them) or the Rate Agent, will (in the absence of gross negligence, willful default or bad faith) be binding on the Company, the Trustee, the Rate Agent and all of the Holders of the Notes, and no liability will (in the absence of gross negligence, willful default or bad faith) attach to the Rate Agent in connection with the exercise or non-exercise by it of its power, duties and discretion under, pursuant to, or as permitted by any provision of this Agreement or the Officer's Certificate. The Rate Agent shall not have any liability to any person for (i) any error resulting from the use of or reliance on a source or publication required to be used pursuant to this Agreement, the Officer's Certificate or the Notes, (ii) any error in judgment made in good faith by a responsible officer or officers of the Rate Agent unless the Rate Agent was grossly negligent or acting in bad faith in ascertaining the pertinent facts, (iii) the selection of the reference banks, or (iv) any inability of the Rate Agent to obtain quotations from the reference banks which is caused by circumstances beyond its control. The Rate Agent shall incur no liability for, or in respect of, any action taken, omitted to be taken or suffered by it in reliance upon any certificate, affidavit, instruction, notice, request, direction, order, statement or other paper, document or communication it reasonably believed in good faith to be genuine. Any order, certificate, affidavit, instruction, notice, request, direction, statement or other communication from or on behalf of the Company made or given by it and sent, delivered or

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

directed to the Rate Agent under, pursuant to, or as permitted by any provision of this Agreement or the Officer's Certificate, shall be sufficient for purposes of this Agreement if such communication is in writing and signed by any officer of the Company. The Rate Agent may consult with counsel satisfactory to it; and the opinion of such counsel shall constitute full and complete authorization and protection of the Rate Agent with respect to any action taken, omitted to be taken or suffered by it hereunder in good faith and in accordance with and in reliance upon the opinion of such counsel.

         IN ACTING UNDER THIS AGREEMENT AND IN CONNECTION WITH THE NOTES, THE RATE AGENT IS ACTING SOLELY AS AGENT OF THE COMPANY; AND IN ACTING UNDER THIS AGREEMENT, THE RATE AGENT (IN ITS CAPACITY AS SUCH) DOES NOT ASSUME ANY OBLIGATION TOWARDS, OR ANY RELATIONSHIP OF AGENCY OR TRUST FOR OR WITH, ANY OF THE OWNERS OR HOLDERS OF THE NOTES.

         Section 5. Duties of Rate Agent. The Rate Agent, in its capacity as such, shall be obligated to perform only such duties as are specifically set forth herein or in the form of Notes pursuant or in the Officer's Certificate provided to the Rate Agent, if any; and no other duties or obligations on the part of the Rate Agent, in its capacity as such, shall be implied by this Agreement or by reference herein to any other document or instrument.

         Section 6. Termination, Resignation or Removal of Rate Agent. The Rate Agent may at any time resign and terminate its service under this Agreement by giving no less than 60 days written notice to the Company unless the Company consents in writing to a shorter time. Upon receipt of notice of termination by the Rate Agent, the Company agrees to use reasonable efforts to promptly to appoint a successor Rate Agent. The Company may terminate this Agreement or remove the currently serving Rate Agent and appoint a successor Rate Agent by giving no less than 60 days written notice to the Rate Agent unless the Rate Agent consents in writing to shorter time; provided, however, that only 15 days prior written notice shall be required if the Company elects to remove the currently serving Rate Agent due to (i) a default in the performance of its obligations hereunder or (ii) an inability to reach an agreement with regard to the Rate Agent's compensation under Section 3 of this Agreement. Notwithstanding the foregoing, no resignation or removal of the Rate Agent shall become effective prior to the date of the appointment by the Company, as provided in
Section 7 hereof, of a successor Rate Agent and the acceptance of such appointment by such successor Rate Agent. Upon termination by either party hereto pursuant to the provisions of this Section or the resignation or removal of the then serving Rate Agent, the Rate Agent shall be entitled to the payment of any compensation owed to it by the Company hereunder and to the reimbursement of all reasonable expenses and disbursements incurred or made by the Rate Agent in connection with the service rendered by it hereunder, as provided by Section 3 hereof. Notwithstanding any resignation or removal of the Rate Agent or termination of this Agreement for any reason, the provisions of Section 8 hereof shall remain in effect following such termination or, in the case of the resignation or removal of the then serving Rate Agent, in favor of the resigning or removed Rate Agent following such resignation or removal.

         Section 7. Appointment of Successor Rate Agent. Any successor Rate Agent appointed by the Company following termination of this Agreement pursuant to the provisions of Section 6 hereof shall execute and deliver to the Rate Agent and to the Company an instrument

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accepting such appointment; and thereupon, (i) such successor Rate Agent shall, without any further act or instrument become vested with all the rights, immunities, duties and obligations of the Rate Agent under this Agreement, with like effect as if originally named hereunder, (ii) the resigning or removed Rate Agent shall be obligated and authorized to transfer and deliver, and the successor Rate Agent appointed by the Company shall be entitled to receive and accept, copies of any available records maintained by the Rate Agent in connection with the performance of its obligations hereunder, and (iii) the resigning or removed Rate Agent shall be released from any further responsibility to act as Rate Agent under this Agreement.

         Section 8.        Indemnification. The Company shall:

                  (a) indemnify, defend and hold harmless the Rate Agent and its directors, officers, agents and employees (collectively, the "Indemnitees") harmless from and against any and all claims, liabilities, losses, damages, fines, penalties, taxes (other than taxes on the income of the Rate Agent) and expenses, including out-of-pocket and incidental expenses and legal fees (including the allocated costs and expenses of in-house counsel and legal staff) ("Losses") that may be imposed on, incurred by, or asserted against, the Indemnitees or any of them for following any instructions or other directions upon which the Rate Agent is authorized to rely pursuant to the terms of this Agreement, the Officer's Certificate or the Notes; and

                  (b) in addition to and not in limitation of clause (a) above of this Section, indemnify, defend and hold harmless the Indemnitees and each of them from and against any and all Losses that may be imposed on, incurred by, or asserted against, the Indemnitees or any of them in connection with or arising out of the exercise or performance by the Rate Agent of any of its powers or duties under this Agreement, the Officers' Certificate or the Notes, provided that the Indemnitees have not acted with gross negligence or in bad faith or engaged in willful misconduct.

          In connection with any actual or alleged Losses under either (a) or
(b) above, the Company shall undertake the defense of any such matter with counsel acceptable to the Rate Agent, and provided that the Rate Agent shall be entitled, at its option, to employ separate counsel in connection with any such matter and to participate in the defense of such matter, but the fees and expenses of such separate Rate Agent counsel shall be at the Rate Agent's own expense.

         Section 9. Merger, Consolidation or Sale of Business by Rate Agent. Any Person into which the Rate Agent may be merged, converted, or consolidated, or any Person resulting from any merger, conversion or consolidation to which the Rate Agent may be a party, or any Person to which the Rate Agent may sell or otherwise transfer all or substantially all of its corporate trust business, shall, to the extent permitted by applicable law, become the Rate Agent under this Agreement without the execution of any paper or any further act by the parties hereto. The Rate Agent will give prompt notice of any such merger, consolidation or sale to the Company.

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

         Section 10. Notices. Any notice or other communication given hereunder shall be delivered in person, or sent by letter or telecopy to the address given below or such other address as the party to receive such notice may have previously specified pursuant to notice given in accordance with this Section:

         To the Company:

                  Carolina Power & Light Company
                  411 Fayetteville Street
                  Raleigh, North Carolina 27601-1748

                  Attention:        Mark F. Mulhern, Treasurer
                  Telecopy:         (919) 546-6373
                  Telephone:        (919) 546-7826

         To the Rate Agent:

                  The Chase Manhattan Bank
                  c/o Chase National Corporate Services, Inc.
                  3800 Colonnade Parkway, Suite 490
                  Birmingham, Alabama  35243

                  Attention:        Corporate Trust Administration
                  Telecopy:         (205) 968-0500
                  Telephone:        (205) 968-9109

Any notice or other communication hereunder given by letter or telecopy shall be deemed to have been made, given, furnished, and filed upon receipt.

         The parties may, by notice given to the other party as specified above, designate other or different addresses, telecopy numbers or telephone numbers to which subsequent notices, requests, reports or other communications shall be directed.

         Section 11. Benefit of Agreement. Except as provided herein, this Agreement is solely for the benefit of the parties hereto and their respective successors and assigns and no other person shall acquire or have any rights under or by virtue hereof other than, solely for purposes of Section 8 hereof, the directors, officers, agents and employees of the Rate Agent.

         Section 12. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         Section 13. Severability. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions, or in all jurisdictions because it conflicts with any provisions or

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any constitution, statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable in any other case or circumstances, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatsoever.

         Section 14. Amendments, Etc. The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by written instrument signed by the parties hereto.

         Section 15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         Section 16. The Rate Agent, in its individual or any other capacity, may buy, sell, hold and deal in any of the Notes. Additionally, the Rate Agent may exercise any vote or join in any action which any beneficial owners of Notes may be entitled to exercise or take with like effect as if it did not act in any capacity under the Calculation Agency Agreement. The Rate Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity under the Calculation Agency Agreement.


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         IN WITNESS WHEREOF, this Agreement has been entered into the day and year first above written.


                                          CAROLINA POWER & LIGHT COMPANY

                                          By: /s/ MARK F. MULHERN
                                             ----------------------------------
                                              Mark F. Mulhern
                                              Vice President and Treasurer




                                          THE CHASE MANHATTAN BANK

                                          By: /s/ PATTI MANER
                                             ----------------------------------
                                              Patti Maner
                                              Authorized Representative


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